Credit Suisse Global Fixed Income Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2005


Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			General Motors Accept Corp


Date Purchased:			11/17/04


Price Per Share:		$99.43


Shares Purchased
by the Portfolio *:		60,000


Total Principal Purchased
by the Portfolio *:		$59,658.60


% of Offering Purchased
by the Portfolio:		.003400%


Broker:				Morgan Stanley


Member:				Co-Manager




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			Wellpoint Inc 144A


Date Purchased:			12/6/04


Price Per Share:		$99.79


Shares Purchased
by the Portfolio *:		50,000


Total Principal Purchased
by the Portfolio *:		$49,897.00


% of Offering Purchased
by the Portfolio:		.01670%


Broker:				Banc of America


Member:				Co-Manager




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			Fifth Third Bank


Date Purchased:			1/24/05


Price Per Share:		$99.97


Shares Purchased
by the Portfolio *:		500,000


Total Principal Purchased
by the Portfolio *:		$499,840.00


% of Offering Purchased
by the Portfolio:		.10000%


Broker:				Goldman Sachs


Member:				Co-Manager




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			European Investment Bank


Date Purchased:			2/24/2005


Price Per Share:		$99.89


Shares Purchased
by the Portfolio *:		230,000


Total Principal Purchased
by the Portfolio *:		$229,742.40

% of Offering Purchased
by the Portfolio:		.01000%


Broker:				RBC Capital Market


Member:				Co-Lead Manager



Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			CIT Group


Date Purchased:			8/8/2005


Price Per Share:		$99.91


Shares Purchased
by the Portfolio *:		580,000


Total Principal Purchased
by the Portfolio *:		$579,472.20

% of Offering Purchased
by the Portfolio:		.1900%


Broker:			        Deutsche Banc Alex T. Brown Inc.


Member:				Joint Lead Manager




Portfolio:			Credit Suisse Global Fixed Income Fund


Security:			TeleCom Italia Capital


Date Purchased:			9/21/2005


Price Per Share:		$99.90


Shares Purchased
by the Portfolio *:		390,000


Total Principal Purchased
by the Portfolio *:		$389,602.20

% of Offering Purchased
by the Portfolio:		.06000%


Broker:				Leahman Brothers Inc. F.I. Corp.


Member:				Joint Lead Manager